For the semi-annual period ended September 30, 2008
File number 811-04710



                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     An  Annual  Meeting of Stockholders was held on  August  13,
2008.   At such meeting the stockholders elected the entire slate
of Class I Directors.


     a)   Approval of Directors

                                                      Affirmative
Shares
                                             votes           cast
Withheld

                Olarn      Chaipravat                   7,984,961
197,002
              Michael     J.     Downey                 8,005,557
176,406
          Duncan M. McFarland      8,004,047           177,916